UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Overseas Shipholding Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-2637623

(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

600 Third Avenue
New York, New York	10016

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Overseas Shipholding Group, Inc. (the “Company”) registers hereunder its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Company has applied to list the Class A Common Stock on the New York Stock Exchange under the symbol “OSG”. The description of the Class A Common Stock, as included under the caption “Description of Registrant’s Securities to be Registered” in the Registration Statement on Form 8-A, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2014, is hereby incorporated by reference. The description of the reverse stock split included in the Current Report on Form 8-K filed with the Commission on June 7, 2016 is hereby incorporated by reference.

Item 2. Exhibits

The following exhibits are filed as a part of this Registration Statement:

Exhibit                   Description

3.1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 8, 2014, dated August 5, 2014 and incorporated herein by reference).

3.2	Amendment to the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 7, 2016, dated June 7, 2016 and incorporated herein by reference).

3.3	Amended and Restated By-Laws of the Company (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 8, 2014, dated August 5, 2014 and incorporated herein by reference).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 23, 2016

OVERSEAS SHIPHOLDING GROUP, INC.
By:	/s/ James D. Small III
Name: James D. Small III
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit                   Description

3.1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 8, 2014, dated August 5, 2014 and incorporated herein by reference).

3.2	Amendment to the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 7, 2016, dated June 7, 2016 and incorporated herein by reference).

3.2	Amended and Restated By-Laws of the Company (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 8, 2014, dated August 5, 2014 and incorporated herein by reference).